SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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     5(d)(2))

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                    HUTTON HOLDINGS CORPORATION
            (Name of Registrant as Specified in its Charter)

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Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

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                     HUTTON HOLDINGS CORPORATION
                      3945 S. Wasatch Blvd. #282
                      Salt Lake City, Utah 84124


                        INFORMATION STATEMENT


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                     REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

          This Information Statement is being furnished to our shareholders (Hutton Holdings Corporation, a Nevada corporation [the "Company," "Hutton," "we", "our" or "us" or words or similar import]), regarding certain amendments to our Articles of Incorporation. The amendments allow the Board of Directors, without shareholder approval, to effect re-capitalizations on a pro rata basis in the form of forward or reverse splits of our outstanding securities, provided that any such re-capitalization does not require a further amendment to our Articles of Incorporation; and provide that our Board of Directors can change our name without shareholder approval to any name that conforms with any business or industry that our Board of Directors determines that we should engage in or which conforms with the name or names of any properties, businesses or companies acquired by us.

          These amendments were unanimously adopted by the sole member of our Board of Directors, who is also our majority shareholder(the "Majority Shareholder"), beneficially owning 20,000,000 shares of our common stock or approximately 78.37% of our outstanding voting securities. No other votes were required or necessary to adopt these amendments, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendments to Our Articles of Incorporation and Vote Required for Approval," herein.

          These amendments will become effective on the opening of business on September 5, 2006, or a date that is at least 21 days from the mailing of this Information Statement to our shareholders. The amendments to our Articles of Incorporation are the only matters covered by this Information Statement.

               APPROXIMATE DATE OF MAILING: August 14, 2006.

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          The following constitutes the full text of our amendments to our
Articles of Incorporation that add the following Articles XI and XII:

                               ARTICLE XI

          The Board of Directors, without the approval of the shareholders, may adopt any pro rata re-capitalization affecting the outstanding securities of the corporation by effecting a forward or reverse split of all of the outstanding securities of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the corporation.

                           ARTICLE XII

          The Board of Directors, without the approval of the shareholders, may amend the Articles of Incorporation to change the name of the corporation to any name that conforms with any business or industry that the Board of Directors determines that the corporation should engage in or which conforms with the name or names of any properties, businesses or companies acquired by the corporation. This provision shall not otherwise limit the authority of the Board of Directors to amend the Articles of Incorporation in any manner that is provided in the Nevada law or as hereafter amended.

   REASONS FOR THE ADOPTION OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION

Board of Director Authority to Effect Re-Capitalizations in the Form of Forward and Reverse Splits of our Outstanding Securities.
---------------------------------------------------------

          Our Board of Directors believes that with the present volatility in the trading prices of many low priced securities like ours in today's securities markets, that the power to effect re-capitalizations that can deal with these issues in a fast and efficient manner is necessary. Also, if shareholder approval is not required of such actions, the time, cost and expense associated with a re-capitalization can be substantially eliminated by this Article XI. For a small capitalized company like ours, that savings can be significant.

Authority of the Board of Directors to Change our Company's Name.
-----------------------------------------------------------------

          We do not have any present name change in mind, but with the present limited business operations of our Company, it is possible that we may change our focus or direction; it is believed that such a provision in our Articles of Incorporation will also save additional time and expense in the future, in such event.

                            DISSENTERS' RIGHTS

          There are no dissenters' rights applicable with respect to the amendments to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to our Articles of Incorporation which is not shared by all other shareholders.
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              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendments to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on July 31, 2006, the record date for determining our shareholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation, was 25,521,000 shares.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of July 31, 2006, regarding current beneficial ownership of the shares of our common stock by (I) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and
(iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon outstanding shares of our common stock.

                                          Number of Shares      Percentage
Name and Address          Positions      Beneficially Owned      of Class
----------------          ---------      ------------------      --------
Doug Goff*                CEO, CFO &         20,000,000           78.37%
13300 Old Blanco Rd.      Sole Director
Suite 147                 & Executive
San Antonio, TX           Officer

Gerald D. Curtis           Shareholder         2,000,000            7.84%
8434 68th Street
Arvada, CO

TOTALS:                                      22,000,000           86.21%

          * Consenting majority shareholder.

Changes in Control.
-------------------

          There are no present contractual arrangements or pledges of our securities that may result in a change in control of our Company; however, following an unsolicited offer, on June 30, 2006, we executed a non-binding Letter of Intent to acquire a privately-held company that expired on July 31, 2006. The closing of the proposed transaction was subject to a condition precedent that the privately-held company raise not less than $7,000,000, among other substantial conditions. The terms of this proposal have changed, and we continue to negotiate to renew this Letter of Intent. If that proposed transaction were to be completed, it would no doubt result in a change in control of our Company. If a new Letter of Intent is executed by us, we will disseminate a Press Release and timely file an 8-K Current Report regarding that proposal.

   AMENDMENT TO OUR ARTICLES OF INCORPORATION AND VOTE REQUIRED FOR APPROVAL

Nevada Law.
-----------

           Section 390 of the Nevada Revised Statutes ("Nevada Law") provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment.  Sections 315 and 320, respectively, of the Nevada law, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of shareholders, may adopt such action without a meeting by written consent. Article I, Section 11, of the Bylaws of the Company allow similar action by less than all of our shareholders, assuming the consent of our Board of Directors, which has been given.
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          Resolutions to effect the amendments were unanimously adopted by our the sole member of our Board of Directors and the Majority Shareholder who is named under the caption "Voting Securities and Principal Holders Thereof."
The Majority Shareholder owns approximately 78.37% of our outstanding voting
securities.   No other votes or consents are required or necessary to effect the amendments to our Articles of Incorporation.

Effective Date of Amendment.
----------------------------

          The effective date of the amendments to our Articles of Incorporation will be on the opening of business on September 5, 2006, or 21 days from the mailing of this Information Statement to our shareholders.

                                 NOTICE

  THE MAJORITY SHAREHOLDER OF OUR COMPANY HAS CONSENTED TO THE ADOPTION OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENTS UNDER NEVADA LAW, AND HAD DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



August 14, 2006               /s/Doug Goff
                              Doug Goff, President, Chief Executive Officer,
                              Chief Financial Officer and Director


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